Exhibit 99.2

NEWS RELEASE

Yak Communications Issues Restated Financial Statements

Company Believes it is in Full Compliance with NASDAQ Filing Requirements -

Miami, Florida and Toronto, Canada, June 1, 2005– Yak Communications Inc. (NASDAQ:YAKCE), a provider of telecommunication services to residential and business customers, has on May 31, 2005, filed its Forms 10-Q for its fiscal quarters ended December 31, 2004 and March 31, 2005. In addition, the Company filed various amended periodic reports restating its financial statements for the fiscal year ended June 30, 2003, and the first three fiscal quarters of and the fiscal year ended June 30, 2004, and the first fiscal quarter of 2005 (ended September 30, 2004).

As previously-announced, the Company was notified by the Nasdaq staff on February 23, 2005 that it was subject to delisting based on the fact that it had not timely filed the Form 10-Q for the quarter ended December 31, 2004. The Company filed an appeal of the staff’s determination and a hearing was held before a Nasdaq Listing Qualifications Panel on March 31, 2005. On May 24, 2005, the Panel issued a decision granting the Company an extension until May 31, 2005 to file the Forms 10-Q for the quarters ended December 31, 2004 and March 31, 2005. On May 25, 2005, the Company received a second formal notice from Nasdaq that it was also non-compliant with respect to Marketplace Rule 4310(c)(14) based on the fact that its Form 10-Q for the quarter ended March 31, 2005 had not been timely filed. The Company took no further action in response to that notice, since the March 31, 2005 Form 10-Q was addressed in the Panel’s May 24, 2005 decision.

As noted in Yak’s Notification of Late Filing on Forms 12b-25 filed with the SEC on February 15, 2005, and May 17, 2005, the Company had delayed the filing of its Forms 10-Q for the fiscal quarters ended December 31, 2004 and March 31, 2005, respectively, as a result of the Company’s decision to reconsider, and ultimately restate, certain historical financials statements (described above). The Company believes that it is now in compliance with all requirements for continued listing on The Nasdaq National Market; however, the Company must await confirmation from Nasdaq that the Panel has deemed the Company in compliance. Upon receipt of that notice, the Company will announce the date for the removal of the fifth character “E” from the Company’s ticker symbol.

Yak filed amendments to its historical 10-Q and 10-K filings to change the accounting treatment of a June 2003 software acquisition transaction. In the restatements, non-cash adjustments were made to balance sheet amounts (principally capitalized software, joint venture receivable and current and deferred income tax accounts). Non-cash adjustments were also made in the consolidated statement of operations mostly related to interest expense, depreciation expense, other income and related income tax expense, to reflect the change in accounting treatment.

As a result of the change in accounting and the negotiated settlement of a long-term note payable related to the software transaction, a $1.4 million pre-tax gain on early extinguishment of debt was recognized in Yak’s third fiscal quarter of 2005 ending March 31, 2005. The following table highlights the effect of the restatements on net income, fully diluted earnings per share and total assets for each of the periods affected by the amended financial statements (all amounts stated in US dollars):

Periodic Report	Increase / (Decrease) in Net Income Reported	Increase / (Decrease) in Fully Diluted Earnings per Share Reported *	Increase / (Decrease) in Total Assets Reported
Fiscal Year 2003 (ended 6/30/03)	$0	$0.00	$(2,893,860)
First Fiscal Quarter 2004 (ended 9/30/03)	80,026	0.01	(1,577,076)
Second Fiscal Quarter 2004 (ended 12/31/03)	(189,899)	(0.02)	5,846,407
Third Fiscal Quarter 2004 (ended 3/31/04)	(165,023)	(0.01)	4,544,700
Fiscal Year 2004 (ended 6/30/04)	(561,286)	(0.05)	4,186,511
First Fiscal Quarter 2005 (ended 9/30/04)	(166,194)	(0.02)	3,353,334

*	Earnings per share numbers are adjusted for January 29, 2004 stock split.

“We believe that our accounting issues regarding the June 2003 software acquisition from Convenxia are behind us,” said Charles Zwebner, President and Chief Executive Officer. “The restatements dealing with this software transaction have had no material impact on our revenues, operating expenses or earnings per share for past reporting periods. We have been working with the Office of the Chief Accountant of the SEC with respect to our request for guidance on how to account for this complex transaction and subject to that final guidance we have filed the amended financial statements to return the Company back to regulatory compliance.”

“I am very grateful to the Yak staff, Audit Committee, and the Board of Directors, all of whom spent an enormous amount of time and effort on these matters, while continuing to focus on all business matters at hand. Their efforts have kept the Company on track and growing,” Mr. Zwebner concluded.

About Yak Communications Inc.

Yak Communications Inc. (the “Company”) (NASDAQ: YAKCE) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and broadband voice (VoIP) to residential and small businesses in North America over high speed internet access. Yak currently serves approximately 860,000 customers for its traditional telecom services. For more information, visit http://www.yak.com

Forward Looking Statements:

Statements contained in this news release, which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the results of any guidance received from the Office of Chief Accountant of the Securities and Exchange Commission and any restatement of the Company’s historic financial statements resulting therefrom, the continuing possibility of delisting of the Company’s common stock from the Nasdaq National Market and the repercussions from any such delisting, the Company’s success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings there from, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures, which describe certain factors that affect our business.

CONTACTS

Yak Communications Inc.	The Anne McBride Company, Inc.
Larry Turel	Kathy Price
Investor Relations	Investor Relations
Tel: 305-933-8322, ext 105	Tel: 212-983-1702, ext 212
Email: larry@yak.com	Email: kprice@annemcbride.com